Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “*”.

1ST AMENDMENT TO CONTRACT RESEARCH AGREEMENT

This Amendment is entered into on March 22, 2013 by and between:

Crucell Holland B.V., a Dutch company with offices located at Archimedesweg 4-6, 2333 CN Leiden, the Netherlands, hereinafter referred to as “Crucell”; and

Enumeral Biomedical Corp., a company organized under the laws of Delaware, U.S.A., with offices located at 1450 Broadway, 24th Floor, New York, NY 10018, U.S.A. (“Enumeral”);

(hereinafter individually referred to as “Party” and collectively as “Parties”)

WHEREAS Crucell and Enumeral have signed a Contract Research Agreement, effective on February 28, 2012 for the performance of * screening services, antibody * services, and discovery of * services (“Agreement”);

WHEREAS Parties have agreed to adjust the timelines and amend the performance conditions for phase 2 of Project 1 under the SOW;

NOW THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS:

Crucell and Enumeral have agreed to delete on page 10 (of 16) under the heading “Deliverables” the two bulleted paragraphs that follow this heading and to add, in their place, the following:

“Enumeral will conclude the results of the screening of the first *; following receipt of same; the Full Data Set (as defined below) will be shared with Crucell including * as determined jointly by both parties and based solely on Enumeral’s microengraving technology; for clarity, the “Full Data Set” includes all data generated during screening using microengraving, but expressly excludes * except for the * jointly selected for *. Upon completion of the screening of the first *, defined herein as the *, Enumeral will promptly transfer to Crucell the * resulting from the screening.

Enumeral will conclude the results of the screening of the second and third *, following receipt of each; the Full Data Set will be shared with Crucell including * as determined jointly by both parties. Upon completion of the screening of the second and third *, defined herein as the *, Enumeral will promptly transfer to Crucell the * resulting from the screening of each of the second and third *.”

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “*”.

Crucell and Enumeral have agreed to delete under the Commercial conditions Project 1 the three paragraphs on page 9 (of 16) beginning “Total amount for the services to be performed…” and ending with “… (to be supplied by Crucell after execution of this SOW).” and to add in their place the following:

“Following conclusion by Enumeral of the screening of the first *, including the *, and transfer to Crucell the * resulting from such screening, * of the total amount due for Project 1 will become immediately due and payable by Crucell.

Crucell expects to provide the second * to Enumeral no later than August 1st, 2013. Following conclusion by Enumeral of the screening of the second *, including the *, and transfer to Crucell the * resulting from such screening, * of the total amount due for Project 1 will become immediately due and payable by Crucell.

Crucell expects to provide the third * to Enumeral no later than Dec 31st, 2013. Following conclusion by Enumeral of the screening of the third *, including the *, and transfer to Crucell the * resulting from such screening, * of the total amount due for Project 1 will become immediately due and payable by Crucell.

Enumeral will use reasonable efforts to deliver the full data set and the * within * after delivery of each respective *.”

IN WITNESS WHEREOF, Contractor and Crucell have executed this Amendment in duplicate by their respective, duly authorized, representatives as of the date hereinafter written:

Crucell Holland B.V.	Enumeral Biomedical Corp.

By: /s/ Ken Tignol	By: /s/ Arthur H. Tinkelenberg
Name: Ken Tignol	Name: Arthur H. Tinkelenberg
Title: CFO	Title: President and CEO
Date: March 25, 2013	Date: March 25, 2013